UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023

THE HEALING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152805	26-2862618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11th Floor, Ten Grand Street, Brooklyn, New York	11249
(Address of principal executive offices)	(Zip Code)

+1 866-241-0670-

(Registrant’s telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report regarding the Separation Agreement and the Amendment to Restricted Stock Award Agreement (as defined in Item 5.02, below) is incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report regarding the Employment Agreement (as defined in Item 5.02, below) is incorporated by reference into this Item 1.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Amit Kapur

On February 21, 2023, the Company entered into a Separation Agreement and Release of Claims with Amit Kapur (the “Separation Agreement”), pursuant to which Mr. Kapur’s employment with the Company as Chief Financial Officer pursuant to the executive offer letter agreement between the Company and Mr. Kapur dated June 2, 2022 (the “Employment Agreement”), and roles as Treasurer and Secretary of the Company, will terminate effective March 3, 2023 (the “Separation Date”). The termination of Mr. Kapur is not the result of any disagreement with Mr. Kapur on any matter relating to the Company’s operation, policies (including accounting or financial policies) or practices.

The Employment Agreement provides that Mr. Kapur may receive severance, at the rate of his current base salary, for three months following his termination if he is terminated other than for cause or for breaching the Employment Agreement, subject to, among other conditions, his execution of a release of claims in a form provided by the Company. The Company and Mr. Kapur also entered into a Restricted Stock Award Agreement on September 1, 2022 (the “RSA Agreement”), pursuant to which he was awarded 1,250,000 shares of common stock of the Company (the “Restricted Stock”), which will be automatically forfeited because none of the shares of Restricted Stock will have vested as of the Separation Date.

In accordance with the Separation Agreement, (a) Mr. Kapur has agreed (i) to a general release of claims and covenant not to sue in favor of the Company and (ii) to be available following the Separation Date, upon the Company’s request, to consult with the Company upon certain matters concerning it or its clients; and (b) the Company will (i) provide Mr. Kapur with severance for three months at his current base salary rate and (ii) agree to an amendment of the RSA Agreement such that seventy-five thousand (75,000) shares of the Restricted Stock will vest on the day immediately before the Separation Date, on the condition that, among other things, Mr. Kapur accepts the Separation Agreement and does not revoke his acceptance to it as provided therein (the “Amendment to Restricted Stock Award Agreement”).

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement and Amendment to Restricted Stock Award Agreement attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein.

Appointment of Justin Figgins

Effective on the Separation Date, the Board of Directors of the Company appointed Justin E. Figgins, the Company’s Head of Strategy and M&A, as the Company’s Chief Financial Officer, Treasurer, and Corporate Secretary on an interim basis, until such time as the Company’s Board of Directors appoints his successor. In his capacity as interim Chief Financial Officer, Mr. Figgins shall also succeed Mr. Kapur as the principal financial officer of the Company.

Mr. Figgins, age 52, has served as the Company's Head of Strategy and M&A since May 2021. He is a digital pioneer having led Rightmove Plc’s LSE listing on the London stock exchange and U.S. unicorn Thrasio’s international expansion strategy. Previously, he was Executive Vice President and Chief Commercial Officer of cxLoyalty International, an international digital loyalty company, where he expanded the business into Africa, South America and EMEA. Prior to joining cxLoyalty, Mr. Figgins was the Managing Director of the Overseas business at Rightmove Plc from 2005 to 2008 and Director of Corporate Development at Cendant Europe Ltd from 2003 to 2005.  In addition, Mr. Figgins held the positions of Vice President of TMT Investment Banking at Commerzbank from 2000 to 2003 in London and Vice President of Corporate Development at Prudential Financial from 1992 to 2000 based in New York. Mr. Figgins, who is a British citizen, graduated from the University of Rochester in 1992 (B.A. Economics & Political Science), and Cornell University in 2000 (M.B.A.).

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The Company has not entered into an employment agreement with Mr. Figgins in his capacity as interim Chief Financial Officer or any arrangement regarding the payment of compensation for acting as an officer of the Company.  He will continue to be retained by the Company pursuant to a consultancy agreement and receive monthly compensation of $25,000 as the Company’s Head of Strategy and M&A.

There are no family relationships between Mr. Figgins and any director or executive officer of the Company, and Mr. Figgins is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  There are no arrangements or understandings between Mr. Figgins and any other persons pursuant to which Mr. Figgins was appointed as the Company’s interim Chief Financial Officer.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Separation Agreement and Release of Claims, dated February 21, 2023, between the Company and Amit Kapur.
10.2	Amendment to Restricted Stock Award Agreement, dated February 21, 2023, between the Company and Amit Kapur.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HEALING COMPANY INC.

Date: February 27, 2023	By:	/s/ Simon Belsham
Name: Simon Belsham Title: Chief Executive Officer

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